                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 33-60539 of American Rice, Inc. on Form S-1 of our report dated May 26, 1995, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 26, 1995 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Houston, Texas

August 14, 1995